UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 1, 2020

AuraSource, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-28585	68-0427395
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2103 E. Cedar St., Suite 6, Tempe, AZ	85281
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (480) 553-1778

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective January 1, 2020, AuraSource, Inc. (the “Company”) entered into an Employment Agreement (the “Employment Agreement”) with Philip Liu, the Company’s CEO.  Under the Employment Agreement, Mr. Liu will receive a base salary of $240,000 per year and a guaranteed bonus of $40,000 per year.  Each quarter Mr. Liu shall receive 100,000 options to purchase the Company’s common at an exercise price of $0.052 per share. Mr. Liu will be eligible for an incentive bonus based on his performance.  Additionally, Mr. Liu will receive a car allowance of $500 per month and an office allowance of $500 per month.  The term of the contract is from January 1, 2020 to December 31, 2025. A copy of the Employment Agreement is attached to this Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Effective January 1, 2020, the Company entered into an Employment Agreement (the “Employment Agreement”) with Eric Stoppenhagen, the Company’s CFO.  Under the Employment Agreement, Mr. Stoppenhagen will receive a base salary of $120,000 per year and a guaranteed bonus of $20,000 per year.  Each quarter Mr. Stoppenhagen shall receive 100,000 options to purchase the Company’s common at an exercise price of $0.052 per share. Mr. Stoppenhagen will be eligible for an incentive bonus based on his performance.  Additionally, Mr. Stoppenhagen will receive a car allowance of $250 per month and an office allowance of $250 per month.  The term of the contract is from January 1, 2020 to December 31, 2025. A copy of the Employment Agreement is attached to this Form 8-K as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

99.1           Employment Agreement between AuraSource, Inc. and Philip Liu dated January 1, 2020

99.2           Employment Agreement between AuraSource, Inc. and Eric Stoppenhagen dated January 1, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, AuraSource, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AuraSource, Inc.

Date: January 7, 2020	By:	/s/ Eric Stoppenhagen
Name Eric Stoppenhagen
Title CFO